Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACT:

Eric Berto	Jeff Salzwedel
Etelos, Inc.	Salzwedel Financial Communications, Inc.
425-753-2222	503-722-7300
press@etelos.com	jeff@sfcinc.com

Etelos Signs Agreement for $3 million funding

Maple Valley, Wash. — September 30, 2009 — Etelos, Inc. (OTCBB: ETLO), a platform provider of private labeled Marketplaces for the distribution of Web-based business applications, announced that it has come to terms on a $3 million funding round. Led by Enable Capital Management LLC, these additional resources will help Etelos deliver its Web application marketplaces to a growing audience of businesses around the world.

Etelos also has expanded its relationship with Renovatix Solutions, LLC to resell the development of private labeled SaaS marketplaces to various B2B vendors.

“The adoption of Web applications is continuing to grow at an unprecedented pace, thanks to the penetration of Software as a Service technologies,” Etelos Founder & CEO Danny Kolke said. “Our technology helps software companies and distribution channels alike sell and deploy Web-based solutions and easily serve their customers.”

Etelos is a developer and operator of a private-labeled marketplace platform for Web-based business applications. The Etelos Platform Suite is the foundation for moving apps from a proprietary model to SaaS and it enables Syndication Partners to offer their applications through multiple private labeled SaaS marketplaces.

On September 29, 2009, Etelos entered into a securities purchase agreement with three accredited investors, pursuant to which the Company issued 10% senior secured convertible debentures in the principal amount of $2.0 million, together with warrants and other consideration. Additional information regarding the terms of this financing transaction is contained in the Company’s current report on Form 8-K filed with the SEC on September 30, 2009.

Under the terms of the securities purchase agreement, subject to the satisfaction of certain covenants and conditions, the Company has the right, at any time after December 15, 2009 and before January 15, 2010, to require the investors to purchase additional debentures in the aggregate principal amount of $1,000,000, without additional consideration.

For more information or to browse the marketplaces that have been built on the Etelos Platform Suite, please visit Etelos.com.

Etelos, Inc. | 26828 Maple Valley Highway #297 | Maple Valley | WA | 98038 | www.etelos.com | 800.874.4914 |

About Etelos, Inc.

Etelos is the developer of a Web app distribution platform for delivering Web apps for businesses. Unlike other cloud computing and Platform-as-a-Service (PaaS) solutions, Etelos enables software manufacturers to migrate existing applications or to create new applications, then to package, distribute, host, bill, market and support their Software-as-a-Service (SaaS) enabled applications through a number of third-party branded application marketplaces, all based on the Etelos Platform Suite. Etelos™, the Etelos Platform Suite™, EASE™, Etelos App Server™, Etelos VE™, Etelos Cloud™ and Etelos Marketplace™ are trademarks of Etelos, Inc.; other trademarks are the property of their respective owners. For more information about Etelos, please visit Etelos.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Etelos’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements include, among other things, statements concerning the company’s partnership with others, the future financial performance of our company, the acceptance of our products and services, the success and timeliness of our product and platform roll-out and other statements qualified by words such as “anticipate,” “believe,” “intend,” “may” and other words of similar import. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including: Our partnerships with Renovatix or others, the future financial performance of our company, the acceptance of our products and services, the success and timeliness of our products and platform roll-out. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports that Etelos files periodically with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Etelos undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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